Request ID: 013666047
Demande n°:
Transaction ID: 045828685
Transaction n°:
Category ID: CT
Catégorie:

Province of Ontario
Province de l'Ontario
Ministry of Government Services
Ministère des Services gouvernementaux

Date Report Produced: 2011/10/31
Document produit le:
Time Report Produced: 15:13:39
Imprimé à:

Certificate of Incorporation
Certificat de constitution

This is to certify that

Ceci certifie que

2304101 ONTARIO INC.

Ontario Corporation No.

Numéro matricule de la personne morale en Ontario

002304101

is a corporation incorporated, under the laws of the Province of Ontario.

est une société constituée aux termes des lois de la province de l'Ontario.

These articles of incorporation are effective on

Les présents statuts constitutifs entrent en vigueur le

OCTOBER 31 OCTOBRE, 2011

Director/Directrice
Business Corporations Act/Loi sur les sociétés par actions

Request ID / *Demande n°* 13666047

Ontario Corporation Number / *Numéro de la compagnie en Ontario* 2304101

FORM 1 / *FORMULE NUMÉRO 1*

BUSINESS CORPORATIONS ACT / *LOI SUR LES COMPAGNIES*

ARTICLES OF INCORPORATION
STATUTS CONSTITUTIFS

1. The name of the corporation is: / *Dénomination sociale de la compagnie:*

2304101 ONTARIO INC.

2. The address of the registered office is: / *Adresse du siège social:*

110 EGLINTON AVENUE WEST Suite 401

(Street & Number, or R.R. Number & if Multi-Office Building give Room No.)
(Rue et numéro, ou numéro de la R.R. et, s'il s'agit édifice à bureau, numéro du bureau)

TORONTO
CANADA

(Name of Municipality or Post Office)
(Nom de la municipalité ou du bureau de poste)

ONTARIO
M4R 1A3

(Postal Code/*Code postal*)

3. Number (or minimum and maximum number) of directors is: / *Nombre (ou nombres minimal et maximal) d'administrateurs:*

Minimum 1 Maximum 10

4. The first director(s) is/are: / *Premier(s) administrateur(s):*

First name, initials and surname
Prénom, initiales et nom de famille

Resident Canadian State Yes or No
Résident Canadien Oui/Non

Address for service, giving Street & No. or R.R. No., Municipality and Postal Code

Domicile élu, y compris la rue et le numéro, le numéro de la R.R., ou le nom de la municipalité et le code postal

* ELI YES

LEIBOWITZ

7625 KEELE STREET

CONCORD ONTARIO

CANADA L4K1Y4

Request ID / *Demande n°*
13666047

Ontario Corporation Number
Numéro de la compagnie en Ontario
2304101

5. Restrictions, if any, on business the corporation may carry on or on powers the corporation may exercise.
Limites, s'il y a lieu, imposées aux activités commerciales ou aux pouvoirs de la compagnie.

None

6. The classes and any maximum number of shares that the corporation is authorized to issue:
Catégories et nombre maximal, s'il y a lieu, d'actions que la compagnie est autorisée à émettre:

An unlimited number of Common Shares without nominal or par value.

Request ID / *Demande nº*	Ontario Corporation Number *Numéro de la compagnie en Ontario*
13666047	2304101

7. Rights, privileges, restrictions and conditions (if any) attaching to each class of shares and directors authority with respect to any class of shares which may be issued in series:
Droits, privilèges, restrictions et conditions, s'il y a lieu, rattachés à chaque catégorie d'actions et pouvoirs des administrateurs relatifs à chaque catégorie d'actions que peut être émise en série:

N/A

Request ID / *Demande n°*
13666047

Ontario Corporation Number
Numéro de la compagnie en Ontario
2304101

8. The issue, transfer or ownership of shares is/is not restricted and the restrictions (if any) are as follows:
L'émission, le transfert ou la propriété d'actions est/n'est pas restreinte. Les restrictions, s'il y a lieu, sont les suivantes:

No share or shares of the Corporation shall at any time be transferred to any person without either:

(a) the consent of a majority of the directors to be signified by a resolution passed by the board or by an instrument or instruments in writing signed by a majority of the directors; or

(b) the consent of the holders of not less than 51% of all votes attached to the then outstanding shares of the Corporation signified either by a resolution passed at a meeting of such shareholders or by an instrument or instruments in writing signed by such shareholders.

Request ID / *Demande n°*
13666047

Ontario Corporation Number
Numéro de la compagnie en Ontario
2304101

9. Other provisions, (if any, are):
Autres dispositions, s'il y a lieu:

1. The Corporation shall have the right to:

(a) borrow money upon the credit of the Corporation;

(b) issue, sell or pledge debt obligations of the Corporation; or

(c) charge, mortgage, hypothecate or pledge all or any currently owned or subsequently acquired real or personal, movable or immovable property of the Corporation, including book debts, rights, powers, franchises and undertaking, to secure any debt obligations or any money borrowed, or other debt or liability of the Corporation.

The words "debt obligation" as used in this clause mean bonds, debentures, notes or other similar obligations of the Corporation, whether secured or unsecured.

2. The Corporation may purchase any of its issued shares.

Request ID / *Demande n°*
13666047

Ontario Corporation Number
Numéro de la compagnie en Ontario
2304101

10. The names and addresses of the incorporators are
Nom et adresse des fondateurs

First name, initials and last name or corporate name

Prénom, initiale et nom de famille ou dénomination sociale

Full address for service or address of registered office or of principal place of business giving street & No. or R.R. No., municipality and postal code
Domicile élu, adresse du siège social au adresse de l'établissement principal, y compris la rue et le numéro, le numéro de la R.R., le nom de la municipalité et le code postal

* ELI LEIBOWITZ
7625 KEELE STREET

CONCORD ONTARIO
CANADA L4K1Y4